Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investor Relations: Eric Boyriven/Lindsay Hatton
Press: Scot Hoffman
FD Morgen-Walke
(212) 850-5600

FOR IMMEDIATE RELEASE
---------------------

                     MSC INDUSTRIAL DIRECT CO., INC. REPORTS
                        FISCAL 2003 THIRD QUARTER RESULTS
        - - REVENUES RISE 3.3%, DRIVING 19.1% INCREASE IN NET INCOME - -

MELVILLE, NY, JULY 15, 2003 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), "MSC," one of the premier distributors of MRO supplies to industrial customers throughout the United States, today reported financial results for its third fiscal quarter ended May 31, 2003.

For the fiscal 2003 third quarter, net sales were $215.6 million, an increase of 3.3% over net sales of $208.6 million in the third quarter of fiscal 2002. Fiscal 2003 third quarter net income increased 19.1% to $13.2 million, or $0.19 per diluted share, versus net income of $11.1 million, or $0.15 per diluted share in the year ago period.

Net sales for the first nine months of fiscal 2003 rose 7.4% to $635.9 million, compared to net sales of $592.2 million in the first nine months of last year. Net income for the nine-month period was $38.4 million, or $0.57 per diluted share, an increase of 39.8% over net income of $27.5 million, or $0.39 per diluted share a year ago.

The Company continued to enhance its financial strength during the quarter, generating free cash flow of $33.1 million (See Note 1). As of May 31, 2003 the Company had a cash balance of $108.8 million.

"We are pleased by our third quarter performance, especially in light of the prolonged downturn that continues to affect the industrial sector," said Mitchell Jacobson, Chairman & Chief Executive Officer. "As expected, we grew revenues by over 3% and generated gross margins of 44.9%, an increase of 140 basis points over the same period last year. Our success in the third quarter was a result of our ongoing commitment to the basic premises of our business model: maintaining superior customer service, leveraging our market leadership, growing our market share, and ensuring our strong financial position. By continuing to focus on these key initiatives, we were able to convert 42% of incremental revenues into operating income, exceeding our stated leverage goal of 25% for fiscal 2003."

                                     -MORE-

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MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 THIRD QUARTER RESULTS
                                                                      PAGE - 2 -


Mr. Jacobson continued, "The fiscal third quarter also illustrates the benefits of our strategy to diversify into the non-manufacturing sector as a way to enhance our growth prospects while also reducing risk. While revenues from the manufacturing sector were relatively flat, reflecting the current economic environment, revenues from the non-manufacturing sector grew 14% versus a year ago. We expect to continue expanding our presence in the non-manufacturing sector, and were recently designated as an approved supplier of MRO products to the United States Postal Service."

As previously announced, the Company's Board of Directors has instituted a policy of quarterly cash dividends to shareholders. The initial quarterly dividend will be $0.05 per share. The first dividend will be payable on August 11, 2003 to shareholders of record at the close of business on July 31, 2003. The Company noted that the dividend declaration is a signal of the Board's confidence in its financial strength, ability to generate significant cash flows, and dedication to enhancing shareholder value. The dividend program will not affect the Company's ability to fund future strategic growth initiatives.

Mr. Jacobson concluded, "Despite anecdotal evidence of optimism, current statistics indicate that the industrial sector remains depressed and the overall business environment has shown few signs of improvement. As we move into the fiscal fourth quarter we expect to see the typical seasonal decline in our business, which may be further impacted by extended plant shutdowns at our customers. Offsetting this is the continued execution of our operating strategy, which should result in higher revenues over the prior year despite current market conditions. Consequently, we expect fourth quarter 2003 revenues to be in the range of $205 million to $210 million, with earnings per diluted share in the range of $0.17 to $0.19."

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time to review the third quarter of fiscal 2003 results and to comment on current operations. The call may be accessed via the Internet at:
http://www.mscdirect.com

Note 1 - Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment. Net cash flow provided by operating activities was $35.8 million and expenditures for property, plant and equipment were $2.7 million. Management considers free cash flow to be an important indicator of the Company's financial strength and the ability to generate liquidity because it reflects cash generated from operations that can be used for strategic initiatives, dividends, and repurchases of the Company's stock.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes more than 500,000 industrial products from more than 2,500 suppliers to more than 340,000 customers. In-stock availability exceeds 99% and standard ground delivery is next day to 80% of the industrial United States. MSC reaches its customers through a combination of more than 35 million direct-mail catalogs and CD-ROMs, 90 branch sales offices, more than 450 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals. For more information, visit the Company's Web site at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the

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MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 THIRD QUARTER RESULTS
                                                                      PAGE - 3 -


future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, changing market conditions, competitive and regulatory matters, general economic conditions in the markets in which the Company operates, risk of cancellation or rescheduling of orders, work stoppages at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, availability of suitable acquisition opportunities, and various other risk factors listed from time to time in the Company's SEC reports.


                                 (Tables Follow)
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MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 THIRD QUARTER RESULTS
                                                                      PAGE - 4 -


                         MSC INDUSTRIAL DIRECT CO., INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)


                                                                       May 31,          August 31,
                                                                         2003             2002
                                                                         ----             ----
                                                                      (Unaudited)       (Audited)
                                          ASSETS
Current Assets:
     Cash and cash equivalents                                        $   108,764      $    59,978
     Accounts receivable, net of allowance for
       doubtful accounts                                                   95,572           94,322
     Inventories                                                          207,540          205,563
     Prepaid expenses and other current assets                              9,397            6,690
     Deferred income taxes                                                  9,645            4,339
                                                                      -----------      -----------
           Total current assets                                           430,918          370,892
                                                                      -----------      -----------
Property, Plant and Equipment, net                                        107,997          112,721
                                                                      -----------      -----------
Other Assets:
     Goodwill                                                              63,202           63,202
     Other                                                                  9,909           16,133
                                                                      -----------      -----------
                                                                           73,111           79,335
                                                                      -----------      -----------
Total Assets                                                          $   612,026      $   562,948
                                                                      ===========      ===========


                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                                 $    30,743      $    31,561
     Accrued liabilities                                                   36,800           39,858
     Current portion of long-term notes payable                               187              213
                                                                      -----------      -----------
           Total current liabilities                                       67,730           71,632
Long-term notes payable                                                     1,178            1,308
Deferred income tax liability                                              28,739           15,329
                                                                      -----------      -----------
           Total liabilities                                               97,647           88,269
                                                                      -----------      -----------
Shareholders' Equity:
     Class A common stock                                                      39               38
     Class B common stock                                                      32               32
     Additional paid-in capital                                           256,916          253,564
     Retained earnings                                                    321,267          283,348
     Treasury stock, at cost                                              (63,875)         (62,303)
                                                                      -----------      -----------
           Total shareholders' equity                                     514,379          474,679
                                                                      -----------      -----------
Total Liabilities and Shareholders' Equity                            $   612,026      $   562,948
                                                                      ===========      ===========



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MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 THIRD QUARTER RESULTS
                                                                      PAGE - 5 -


                         MSC INDUSTRIAL DIRECT CO., INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                   (In thousands, except net income per share)

                                                       Thirteen Weeks Ended        Thirty - Nine Weeks Ended
                                                     ------------------------       ------------------------
                                                      May 31,        June 1,         May 31,        June 1,
                                                       2003           2002            2003           2002
                                                     ---------      ---------       ---------      ---------
Net sales                                            $ 215,571      $ 208,592       $ 635,896      $ 592,235

Cost of goods sold                                     118,709        117,888         349,555        334,146
                                                     ---------      ---------       ---------      ---------
       Gross profit                                     96,862         90,704         286,341        258,089

Operating expenses                                      75,915         72,713         225,006        213,440
                                                     ---------      ---------       ---------      ---------
       Income from operations                           20,947         17,991          61,335         44,649
                                                     ---------      ---------       ---------      ---------

Other Income:

    Interest income, net                                   328            320             773            686

    Other income (expense), net                             67            (40)            114             57
                                                     ---------      ---------       ---------      ---------
Total other income                                         395            280             887            743
                                                     ---------      ---------       ---------      ---------

       Income before provision
       for income taxes                                 21,342         18,271          62,222         45,392

Provision for income taxes                               8,174          7,217          23,821         17,929
                                                     ---------      ---------       ---------      ---------
       Net income                                    $  13,168      $  11,054       $  38,401      $  27,463
                                                     =========      =========       =========      =========

Per Share Information:
  Net income per common share:

    Basic                                            $    0.20      $    0.16       $    0.58      $    0.40
                                                     =========      =========       =========      =========
    Diluted                                          $    0.19      $    0.15       $    0.57      $    0.39
                                                     =========      =========       =========      =========

Weighted average shares used in computing
net income per common share
    Basic                                               66,650         69,476          66,567         69,037
                                                     =========      =========       =========      =========
    Diluted                                             68,265         72,006          67,780         71,125
                                                     =========      =========       =========      =========


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MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 THIRD QUARTER RESULTS
                                                                      PAGE - 6 -


                         MSC INDUSTRIAL DIRECT CO., INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                                                Thirty - Nine Weeks Ended
                                                                              -------------------------------
                                                                                  May 31,           June 1,
                                                                                   2003              2002
                                                                              ------------       ------------
Cash Flows from Operating Activities:
                                                                              ------------       ------------
Net income                                                                    $     38,401       $     27,463
                                                                              ------------       ------------
Adjustments to reconcile net income to net cash provided by operating activities:

     Depreciation and amortization expense                                          11,295             11,505
     Provision for doubtful accounts                                                 1,208              1,980
     Deferred income taxes                                                           8,104                547
     Stock option income tax benefit                                                   563              1,066

     Changes in operating assets and liabilities:

         Accounts receivable                                                        (2,458)            (1,938)
         Inventories                                                                (1,977)            21,555
         Prepaid expenses and other current assets                                  (2,707)            (2,120)
         Other assets                                                                6,224              8,158
         Accounts payable and accrued liabilities                                   (3,876)            (3,798)
                                                                              ------------       ------------

     Total adjustments                                                              16,376             36,955
                                                                              ------------       ------------

              Net cash provided by operating activities                             54,777             64,418
                                                                              ------------       ------------

Cash Flows from Investing Activities:

    Expenditures for property, plant and equipment                                  (6,571)            (5,181)
                                                                              ------------       ------------

              Net cash used in investing activities                                 (6,571)            (5,181)
                                                                              ------------       ------------

Cash Flows from Financing Activities:

   Purchases of treasury stock                                                      (2,958)              --
   Proceeds from sale of Class A common stock in connection with
   associate stock purchase plan                                                       904                841
   Proceeds from exercise of Class A common stock options                            2,790             13,453
   Repayments of notes payable                                                        (156)              (153)
                                                                              ------------       ------------

              Net cash provided by financing activities                                580             14,141
                                                                              ------------       ------------

Net increase in cash and cash equivalents                                           48,786             73,378

Cash and cash equivalents - beginning of period                                     59,978             12,466
                                                                              ------------       ------------

Cash and cash equivalents - end of period                                     $    108,764       $     85,844
                                                                              ============       ============

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest                                                                  36                 34

Cash paid for income taxes                                                          14,483             11,329